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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of United States Steel LLC of our reports dated February 7, 2001 relating to the combined financial statements of United States Steel, which are included in USX Corporation's Proxy Statement on Schedule 14A, filed on August 15, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of United States Steel LLC of our reports dated February 7, 2001 relating to the Consolidated Financial Statements and Financial Statement Schedule of USX Corporation and the Financial Statements of the U. S. Steel Group, which are included in USX Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Pittsburgh, PA 15219-2974

December 28, 2001